Report of Independent Registered Public Accounting Firm


To the Shareholders and Board of Trustees of SPDR Series Trust

In planning and performing our audits of the financial statements of SPDR Series Trust the Trust, comprising the SPDR Russell 3000 ETF formerly SPDR Dow Jones Total Market ETF, SPDR Russell 1000 ETF formerly SPDR Dow Jones Large Cap ETF, SPDR S&P 500 Growth ETF,
SPDR S&P 500 Value ETF, SPDR Russell Small Cap Completeness ETF formerly SPDR Dow Jones Mid Cap ETF, SPDR S&P 400 Growth ETF,
SPDR S&P 400 Value ETF, SPDR S&P 600 Small Cap ETF, SPDR S&P
600 Small Cap Growth ETF, SPDR S&P 600 Small Cap Value ETF, SPDR
Russell 1000 Low Volatility ETF, SPDR S&P 1500 Momentum Tilt ETF,
SPDR S&P 1500 Value Tilt ETF, SPDR Russell 2000 Low Volatility ETF,
SPDR Global Dow ETF, SPDR Dow Jones REIT ETF, SPDR S&P Bank ETF,
SPDR S&P Capital Markets ETF, SPDR S&P Insurance ETF, SPDR S&P
Mortgage Finance ETF, SPDR S&P Regional Banking ETF, SPDR Morgan
Stanley Technology ETF, SPDR S&P Dividend ETF, SPDR S&P Aerospace
& Defense ETF, SPDR S&P Biotech ETF,SPDR S&P Health Care
Equipment ETF, SPDR S&P Health Care Services ETF, SPDR S&P
Homebuilders ETF, SPDR S&P Metals & Mining ETF, SPDR S&P Oil &
Gas Equipment & Services ETF, SPDR S&P Oil & Gas Exploration &
Production ETF, SPDR S&P Pharmaceuticals ETF, SPDR S&P Retail ETF,
SPDR S&P Semiconductor ETF, SPDR S&P Software Services ETF, SPDR
S&P Telecom ETF, SPDR S&P Transportation ETF, SPDR Wells Fargo
Preferred Stock ETF, SPDR Barclays 1-3 Month T-Bill ETF, SPDR
Barclays TIPS ETF, SPDR Barclays  Short Term Treasury ETF, SPDR
Barclays Intermediate Term Treasury ETF, SPDR Barclays Long Term
Treasury ETF, SPDR Barclays Short Term Corporate Bond ETF, SPDR
Barclays  Intermediate Term Corporate Bond ETF, SPDR Barclays Long
Term Corporate Bond ETF, SPDR Barclays Issuer Scored Corporate
Bond ETF, SPDR Barclays Convertible Securities ETF, SPDR Barclays
Mortgage Backed Bond ETF, SPDR Barclays Aggregate Bond ETF, SPDR
Nuveen Barclays Municipal Bond ETF, SPDR Nuveen Barclays California Municipal Bond ETF, SPDR Nuveen Barclays New York Municipal Bond
ETF, SPDR Nuveen Barclays Short Term Municipal Bond ETF, SPDR
Nuveen S&P VRDO Municipal Bond ETF, SPDR Nuveen S&P High Yield
Municipal Bond ETF, SPDR Nuveen Barclays Build America Bond
ETF,SPDR DB International Government Inflation-Protected Bond ETF,
SPDR Barclays Short Term International Treasury Bond ETF, SPDR
Barclays International Treasury Bond ETF, SPDR Barclays International Corporate Bond ETF, SPDR Barclays Emerging Markets Local Bond ETF,
SPDR Barclays High Yield Bond ETF, SPDR Barclays Short Term High
Yield Bond ETF, SPDR Barclays Investment Grade Floating Rate ETF,
SPDR Barclays 1-10 Year Tips ETF, SPDR BofA Merrill Lynch Emerging
Markets Corporate Bond ETF, and SPDR BofA Merrill Lynch Crossover
Corporate Bond ETF, as of and for the year ended June 30, 2013, in accordance with the standards of the Public Company Accounting
Oversight Board United States, we considered the Trusts internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that 1 pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company;
2 provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and 3 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board United States. However, we noted no deficiencies in the Trusts internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of June 30, 2013.
This report is intended solely for the information and use of management and the Board of Trustees of SPDR Series Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




	Ernst & Young LLP


Boston, Massachusetts
August 29, 2013